FURTHER  RESOLVED,  that the Corporation issue 1,000,000
  shares of its common stock for services rendered by officers, directors, or advisors, or issue options for common stock for thesame, and cause such shares to be registered under a registration statement on Form S-8 authorizing 1,000,000 shares to be isuable thereunder;